                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT #1 TO FORM SB-2

ON FORM S-1

SEC FILE NUMBER: 333-144509

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              BOSCO HOLDINGS, INC.

                          ---------------------------

             (Exact name of Registrant as specified in its charter)

NEVADA                        5023-13                  98-0534794

-------------          ----------------------        ----------------

(State or other        Standard Industrial           IRS Employer

jurisdiction of        Classification                Identification

incorporation or                                     Number

organization)

Alexander Dannikov, President

26 Utkina Street, apt 10

Irkutsk, Russia 664007

Telephone: 7-3952-681-878

Fax: 775-561-8051

Fax(Russia): 7-3952-701-821

                         ------------------------------

               (Name and address of principal executive offices)

                          Nevada's Best Incorporators

                          Attention: Robert C. Harris

                                 564 Wedge Ln.

                             Fernley, Nevada, 89408

                            Telephone: 775-575-5556

                            Facsimile:  775-575-1261

           ----------------------------------------------------------

           (Name, address and telephone number of agent for service)

Approximate date of commencement of

Proposed sale to the public:                 as soon as practicable after

                                             the effective date of this

                                             Registration Statement.

If any of the securities being registered on this Form are   to be offered on a

delayed or continuous  basis  pursuant to Rule 415 under the Securities  Act of

1933, check the following box. |X|

If  this  Form is filed  to register  additional  securities  for  an  offering pursuant  to Rule 462(b)  under the Securities Act, check the following box and list the Securities  Act registration statement number of the earlier effective

registration statement for the same offering. |__|

If this Form is a  post-effective amendment filed pursuant to Rule 462(c) under the  Securities  Act,  check  the  following box and  list the  Securities  Act registration  statement number of the earlier effective  registration statement

for the same offering. |__|

If this Form is a  post-effective amendment filed pursuant to Rule 462(d) under the  Securities  Act,  check  the following  box and  list the  Securities  Act registration  statement number of the earlier effective registration  statement

for the same offering. |__|

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer |__| Accelerated filer |__|

Non-accelerated filer |__| Smaller reporting company |X|

(Do not check if a smaller reporting company)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------

TITLE OF EACH                 PROPOSED       PROPOSED

CLASS OF                      MAXIMUM        MAXIMUM

SECURITIES                    OFFERING       AGGREGATE      AMOUNT OF

TO BE          AMOUNT TO BE   PRICE PER      OFFERING       REGISTRATION

REGISTERED     REGISTERED     SHARE (1)      PRICE (2)      FEE (2)

-----------------------------------------------------------------------

common stock   11,200,000      $0.01         $112,000        $6.23

-----------------------------------------------------------------------

(1)     Based on the last sales price on March 28, 2007

(2)     Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS  REGISTRATION STATEMENT ON SUCH DATE OR DATES

AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE

A FURTHER AMENDMENT WHICH SPECIFICALLY  STATES THAT THIS REGISTRATION STATEMENT

SHALL  THEREAFTER  BECOME  EFFECTIVE  IN  ACCORDANCE  WITH  SECTION 8(A) OF THE

SECURITIES  ACT OF  1933  OR  UNTIL  THE  REGISTRATION  STATEMENT SHALL  BECOME

EFFECTIVE ON SUCH DATE AS THE  COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY

DETERMINE.

SUBJECT TO COMPLETION, DATED August 13, 2010

                                   PROSPECTUS

                              BOSCO HOLDINGS, INC.

                        11,200,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is quoted for trading on the OTC Bulletin Board under the symbol “BCHO”.

The purchase of the securities offered through this prospectus involves a high degree of risk. see section entitled "risk factors" on pages 7-10.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The selling shareholders will sell our shares at prevailing market prices  through the facilities of the OTC Bulletin Board or at privately negotiated  prices.

Neither  the  Securities  and  Exchange Commission  nor  any  state  securities commission has approved or  disapproved of these  securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS: August 13, 2010

                       TABLE OF CONTENTS                       PAGE

SUMMARY .......................................................  5

RISK FACTORS ..................................................  6

  -  If we do not obtain additional financing, our business

     may fail  ................................................  6

  -  Because we have not yet commenced business operations, we face a high risk of business failure .....................  7

  -  Any additional funding we arrange through the sale of our common stock will result in dilution to existing

     shareholders................................................7

  -  If we are unable to retain key personnel, then we may not be able to implement our business plan .....................7

  -  Because our director owns 57.25% of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.................7

  -  U.S. investors may experience difficulties in attempting to effect service of process and  to enforce judgments

     based upon U.S. federal securities laws against the company and its sole non-U.S. resident officer and director........ 8

  -  Because our sole director has an interest in a company

     involved in the same industry, there is a potential conflict of interest, including the amount of time he is able to

     dedicate to Bosco and its business.............. .......... 8

     Because our director has other business interests, he may

     not be able or willing to devote a sufficient amount of

     time to our business operations, causing our business

     to fail.................................................... 8

  -  Our sales and profitability depend significantly on new residential construction and home improvement activity .... 8

  -  The industry in which we compete is highly cyclical, and any downturn resulting in lower demand or increased supply could have a materially adverse impact on our financial

     result .....................................................9

  -  The building materials distribution industry is extremely fragmented and competitive and we may not be able to compete successfully with our existing competitors or new entrants into the markets we serve ..................................9

  -  All of our product purchases will be made from one

     supplier. If this supplier decreased or terminated its

     relationship with us our business would likely fail if we

     are unable to find a substitute for that company ...........9

  -  If a liquid market for our common stock does not develop,

     shareholders may be unable to sell their shares ............10

  -  A purchaser is purchasing penny stock which limits his or

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..  16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  18

DESCRIPTION OF SECURITIES ..................................... 18

INTEREST OF NAMED EXPERTS AND COUNSEL ......................... 19

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to commence business operations by distributing  laminate flooring in both the mass wholesale and retail market throughout North America. To date, we have not had  any  business  operations other than our execution of a marketing and sales distribution agreement with our  supplier, Bossco-Laminate Co., Ltd.,

a private Russian company.  We cannot  state  with  certainty whether  we  will achieve profitability.

We were  incorporated  on  December  13,  2006  under  the laws of the state of

Nevada.  Our  principal  offices  are  located at Utkina Street 26-10, Irkutsk,

Russia 664007. Our telephone is 7-3952-681-878

THE OFFERING:

SECURITIES BEING OFFERED     Up to 11,200,000 shares of common stock.

OFFERING PRICE               The selling shareholders will sell our

                             shares at prevailing market prices through the

                             facilities of the OTC Bulletin Board or at

                             privately negotiated prices.

TERMS OF THE OFFERING        The selling shareholders will determine when and

                             how they will sell the common stock offered in

                             this prospectus.

TERMINATION OF THE OFFERING  The offering will conclude when all of the

                             11,200,000 shares of common stock have been sold

           or we, in  our sole discretion, decide to

                             terminate the registration of the shares. We may

                             decide to terminate the registration if it is no

           longer necessary due to the operation of  the

           resale provisions of Rule 144. We may also

           terminate the offering for no given reason

           whatsoever. In any event, the offering shall

                             be terminated within two years from the effective

           date of this registration statement.

SECURITIES ISSUED            26,200,000 shares of our common stock are issued

AND TO BE ISSUED             and outstanding as of the date of this prospectus.

                             All of the common stock to be sold under this

                             prospectus will be sold by existing shareholders.

USE OF PROCEEDS              We will not receive any proceeds from the sale of

                             the common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

Balance Sheet	June 30, 2010 (unaudited)	March 31, 2010 (audited)
Cash	$2,543	$4,506
Total Assets	$4,643	$4,506
Liabilities	$60,691	$55,764
Total Stockholders’ Equity	($56,048)	($51,258)

Statement of Loss and Deficit

                             From incorporation on

                      December 13, 2006 to June 30, 2010

                                 (unaudited)

Revenue                             $0

Net Loss                            $81,448

RISK FACTORS

An investment in our  common  stock involves a high degree of risk.  You should carefully consider the risks described below and the other  information in this prospectus before investing in our common stock.  If any of the following risks occur, our  business,  operating  results  and  financial  condition  could  be seriously harmed.  The  trading  price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS MAY FAIL.

Our  business  plan calls for ongoing expenses in connection with the marketing and sales  of  laminate flooring.  We  have  not  generated  any  revenue  from operations to date.

While  at June 30, 2010, we had cash on hand of $2,543, we had  accumulated a deficit of $81,448 in administrative  expenses.  We expect that we  will  only be able to continue  operations for two months without additional funding. We anticipate  that  additional funding will be needed for general  administrative expenses and marketing costs.

In order to expand our business operations, we anticipate that we will  have to raise additional funding.  If we are not able to raise the capital necessary to fund our business expansion objectives, we may have to delay the implementation of our business plan.

We  do not currently have any arrangements for financing.  Obtaining additional funding  will  be subject  to  a  number  of  factors, including general market conditions, investor  acceptance  of our business plan and initial results from our business operations.  These factors may impact the timing, amount, terms or conditions of additional  financing  available to us. The most likely source of future funds recently  available to us is through the sale of additional shares of common stock or advances from our sole director.

BECAUSE  WE  HAVE NOT YET COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF

BUSINESS FAILURE.

We  were  incorporated  on  December  13,  2006  and to date have been involved primarily in organizational  activities.  We have not earned revenues as of the date of this prospectus and have  incurred  total  losses of $81,448 from our incorporation on December 13, 2006 to June 30, 2010.

Accordingly, you  cannot  evaluate  our  business,  and  therefore  our  future

prospects,  due  to  a  lack  of  operating  history.   To date,  our  business

development  activities  have  consisted  solely of negotiating and executing a marketing  and  sales  distribution agreement with Bossco-Laminate Co., Ltd., a private Russian  company  that  manufactures  laminate  flooring  products, and initial  marketing  of laminate  floor products. Bossco-Laminate Co., Ltd is not  an  affiliate  of  Bosco  Flooring, Inc. Potential investors should be aware of the difficulties normally  encountered  by development stage companies

and the high rate  of  failure of  such enterprises.   In addition, there is no

guarantee  that we will  be able to expand our business operations.  Even if we expand  our  operations, at  present,  we  do not know precisely when this will occur.

ANY  ADDITIONAL  FUNDING  WE  ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL

RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders’ interests in our company to be diluted. Such dilution will negatively affect the value of an investor’s shares.

IF WE ARE UNABLE TO RETAIN KEY PERSONNEL, THEN WE MAY NOT BE ABLE TO IMPLEMENT

OUR BUSINESS PLAN

We  depend  on  the  services of our sole director, Alexander Dannikov, for the future success of our business due to his experience in the building  materials sector.  The loss of the services of Mr. Dannikov could have an adverse  effect on our business, financial condition and results of operations. We do not carry any key personnel life insurance policies on Mr. Dannikov and we do not  have a contract for his services.

BECAUSE OUR DIRECTOR  AND OFFICER OWNS  57.25% OF OUR OUTSTANDING COMMON STOCK, HE  WILL MAKE  AND CONTROL CORPORATE  DECISIONS  THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Dannikov,  our  director  and  officer,  owns  approximately  57.25% of the outstanding  shares of our common stock.  Accordingly, he will have significant influence  in  determining  the  outcome of all corporate transactions or other matters, including  the election  of directors, mergers, consolidations and the sale of all or substantially  all of our assets,  and also the power to prevent or cause a change in control. The interests of Mr. Dannikov may differ from the interests of the other  stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT  SERVICE  OF

PROCESS AND TO  ENFORCE  JUDGEMENTS  BASED UPON  U.S. FEDERAL  SECURITIES  LAWS

AGAINST THE COMPANY AND ITS SOLE NON-U.S. RESIDENT OFFICER AND DIRECTOR.

Our sole director and officer, Alexander  Dannikov  is not  a  resident of  the

United  States.  Consequently,  it  may  be  difficult  for investors to effect service  of  process on Mr. Dannikov in the United States and to enforce in the

United States  judgments  obtained in United States courts against Mr. Dannikov based on the civil liability provisions of the United States securities laws.

Since all our assets are located in Russia it may be  difficult  or  impossible for US investors to effect service of process on Bosco.  As well,  any judgment obtained  in  the  United  States  against us may not be enforceable in the

United States.

BECAUSE OUR SOLE DIRECTOR HAS AN INTEREST IN  A COMPANY  INVOLVED  IN  THE SAME

INDUSTRY, THERE  IS  A  POTENTIAL CONFLICT OF INTEREST, INCLUDING THE AMOUNT OF

TIME HE IS ABLE TO DEDICATE TO BOSCO AND ITS BUSINESS

Our sole director is  associated  with  another  company  that  is  engaged  in business activities  similar  to  those to be conducted by us. Mr. Alexander

Dannikov is a General Manager  of  Irkut  Corporation,  a  private  company that sells building materials in Russia and  abroad.  Irkut  Corporation  is  not an affiliate of Bosco Flooring,  Inc. Potential conflicts of interest may arise in future that may cause our business to fail,  including the amount of time he is able to dedicate to our business as well as additional conflict of interests over opportunities presented to our sole director during the performance of his duties.  Bosco does not currently have  a right of first  refusal pertaining to opportunities that come  to management’s attention where the opportunity may relate to Bosco’s proposed business operations.

BECAUSE  OUR  DIRECTOR  HAS  OTHER  BUSINESS  INTERESTS, HE MAY  NOT BE ABLE OR

WILLING  TO  DEVOTE  A  SUFFICIENT  AMOUNT  OF TIME TO OUR BUSINESS OPERATIONS,

CAUSING OUR BUSINESS TO FAIL.

Our president, Alexander Dannikov, intend to devote 30% of his business time to our affairs.  It is possible that  the  demands  on Alexander Dannikov from his other obligations could increase with  the  result  that  he would no longer be able to devote sufficient time to the management of our business.  In addition,

Alexander Dannikov may  not  possess  sufficient  time for  our business if the demands of managing our business increased substantially beyond current levels.

OUR   SALES   AND   PROFITABILITY   DEPEND  SIGNIFICANTLY  ON  NEW  RESIDENTIAL

CONSTRUCTION AND HOME IMPROVEMENT ACTIVITY.

Our sales depend heavily on the strength of national and  local new residential construction and home improvement and remodeling markets. The strength of these markets  depends  on  new  housing  starts and residential renovation projects,

which are  a function of many factors beyond our control. Some of these factors include employment levels, job and household formation, interest rates, housing prices, tax policy,  availability  of  mortgage  financing, prices of commodity wood products,  regional demographics and consumer confidence. Future downturns in the markets  that we serve or in the economy generally could have a material adverse effect on our operating results and financial condition. Reduced levels of construction activity may result in intense price competition among building materials suppliers, which may adversely affect our gross margins.

THE INDUSTRY IN WHICH WE COMPETE IS HIGHLY CYCLICAL, AND ANY DOWNTURN RESULTING

IN LOWER  DEMAND  OR INCREASED SUPPLY COULD HAVE A MATERIALLY ADVERSE IMPACT ON

OUR FINANCIAL RESULTS.

The  building  products  distribution  industry  is  subject to cyclical market pressures  caused  by a  number of factors that are out of our control, such as general  economic  and  political  conditions, levels of new construction, home improvement  and  remodeling activity,  interest  rates, weather and population growth. We are  most impacted  by  changes in the demand  for new  homes and in general economic conditions that impact the level of home improvements. Changes in market demand for new homes  and for  home  improvements  occur periodically and vary in  severity. We believe that we  would be impacted disproportionately by  market  downturns  because  we tend  not to be a major supplier.  Secondary suppliers tend to have orders reduced  or eliminated before major suppliers do.

There is no reasonable way to  predict  with accuracy the  timing  or impact of

market downturns.   The extent  that  cyclical  market factors adversely impact overall demand for building products or the prices  that we can  charge for our

products, our  net sales  and  margins would likely decline.   In addition, the

unpredictable  nature  of  the cyclical market factors that impact our industry make it difficult to forecast our operating results.

THE  BUILDING  PRODUCTS  DISTRIBUTION  INDUSTRY IS  EXTREMELY  FRAGMENTED   AND

COMPETITIVE  AND WE  MAY NOT BE ABLE  TO COMPETE SUCCESSFULLY WITH OUR EXISTING

COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE.

The  building  products  distribution  industry  is  extremely  fragmented  and

competitive.   Our competition  varies by product line, customer classification

and geographic market.   The  principal competitive factors in our industry are

pricing and availability of product, service and delivery capabilities, ability to assist with problem-solving, customer relationships, geographic coverage and breadth of product offerings. We compete with many local, regional and national

building  materials  distributors  and  dealers.    In  addition,  some product

manufacturers sell and distribute their products directly to our customers, and

the volume of such direct sales  could increase  in the future.   Additionally,

manufacturers of products similar to those distributed by us may elect to  sell and distribute to our customers  in the future or enter into exclusive supplier

arrangements with  other  distributors.   Most  of our competitors have greater

financial  resources  and  may  be  able  to withstand sales or price decreases

better  than we can.   We also  expect to continue to face competition from new

market entrants. We may be unable to continue to compete effectively with these existing or new competitors,  which could have a material adverse effect on our financial condition and results of operations.

ALL OF OUR PRODUCT   PURCHASES WILL BE MADE FROM ONE SUPPLIER. IF THAT SUPPLIER

DECREASED OR TERMINATED ITS RELATIONSHIP WITH US OUR BUSINESS WOULD LIKELY FAIL

IF WE ARE UNABLE TO FIND A SUBSTITUTE FOR THAT COMPANY.

As a result of being totally  dependent on a single  wholesale supplier located in Russia, we may be subject to certain risks, including changes in  regulatory

requirements, tariffs  and  other barriers, increased  pressure,    timing  and

availability of export licenses,  foreign  currency  exchange fluctuations, the

burden  of   complying  with  a  variety  of foreign  laws  and  treaties,  and uncertainties  relative  to  regional, political and economic circumstances. We purchase substantially  all  of  our  products  from Bossco-Laminate Co. Ltd, a private Russian company.  Our  agreement  with this company does not prevent it from supplying its laminate flooring products to our competitors or directly to consumers. If this company  decreased, modified or terminated  its  association

with us for any other reason, we would suffer an interruption   in our business

unless and until we found a  substitute for that supplier. If we were unable to find a substitute for that supplier, our business would likely fail.  We cannot predict what the likelihood would be of finding an acceptable substitute supplier.

IF A LIQUID MARKET FOR OUR COMMON  STOCK DOES NOT DEVELOP,  SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

While our shares of common stock are quoted on the OTC Bulletin Board, there is currently no liquid market for our common stock and such a market may not develop.  If no liquid market is ever developed for our shares, it will be  difficult for share-holders  to sell  their stock. In such a case, shareholders may find  that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE ABILITY TO SELL THE

STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange

Act. The  shares  will  remain  penny  stock for the foreseeable future. “Penny

stock”  rules impose additional sales   practice requirements on broker-dealers

who sell  such  securities  to  persons other than  established  customers  and accredited investors, that  is,  generally  those  with  assets  in  excess  of

$1,000,000  or  annual  income  exceeding  $200,000 or $300,000 together with a spouse. For transactions covered by these rules,  the broker-dealer must make a special suitability determination for the  purchase of such securities and have received  the  purchaser’s  written  consent  to  the  transaction prior to the purchase. Additionally, for any transaction involving  a  penny  stock,  unless exempt, the  rules  require  the  delivery, prior  to  the  transaction,  of  a disclosure  schedule  prescribed  by the Commission relating to the penny stock market. The  broker-dealer  also must disclose the commissions  payable to both the broker-dealer and the registered representative and current  quotations for the securities.  Finally, monthly  statements  must  be sent  disclosing recent price  information  on the  limited market  in  penny stocks. Consequently, the

“penny stock” rules may  restrict  the  ability  of  broker-dealers to sell our shares of common stock. The market price of our shares would likely suffer as a result.

FORWARD-LOOKING STATEMENTS

This prospectus  contains  forward-looking  statements that  involve  risks and uncertainties. We use words such  as anticipate, believe, plan, expect, future,

intend and similar expressions to identify such forward-looking statements. You should not place too much  reliance  on these forward-looking  statements.  Our actual  results  are  most likely to differ materially  from those  anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

We  will not  receive  any  proceeds  from the sale of the common stock offered through this prospectus by the selling shareholders.

                        DETERMINATION OF OFFERING PRICE

The  selling  shareholders  will  sell our  shares at prevailing market prices through the facilities of the OTC  Bulletin Board or at privately negotiated prices.

                                    DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

The selling shareholders  named   in  this  prospectus are offering  all of the

11,200,000 shares of common stock offered through this prospectus.  We originally registered 2,240,000 shares of our common stock for resale pursuant to a registration statement on Form SB-2 that was declared effective on November 13, 2007.  No shares were sold pursuant to that registration statement.

On April 8, 2008, we completed a forward split of our common stock by way of a dividend such that each shareholder of record on April 4, 2008 received five shares of post-split stock common stock in exchange for each share of pre-split common stock.

The shares being registered were acquired from us in a private placement at $0.01 per share of pre-split common stock that was exempt  from registration under  Regulation  S of  the  Securities Act of 1933. The shares were all acquired by the selling shareholders from us in an offering that was completed on March 27, 2007. The term Selling Shareholders includes  the  selling  shareholders and their transferees, pledges, donees, or their successors.

We  will  file  a prospectus supplement to name successors to any named selling shareholders who are able to sue prospectus to resell the securities.

The following table provides as of the date  of  this  prospectus,  information regarding  the  beneficial ownership  of  our common stock  held by each of the selling shareholders, including:

  1.  The number of shares owned by each prior to this offering;

  2.  The total number of shares that are to be offered for each;

  3.  The total number of shares that will be owned by each upon completion of the offering; and

  4.  The percentage owned by each upon completion of the offering.

                                 Total Number

                                 Of Shares To     Total Shares  Percent

                                 Be Offered For   Owned Upon    Owned Upon

                   Shares Owned  Selling          Completion    Completion

Name of Selling    Prior To This Shareholder      Of This       Of This

Stockholder        Offering      Account          Offering      Offering

Vitaliy Vasyuk     400,000       400,000           Nil           Nil

Baikalskaya St, 204-55

Irkutsk, Russia 664075

Pavel Petrzhikovskiy 400,000     400,000           Nil           Nil

Sovetskaya St, 74-36

Irkutsk, Russia 664047

Yelena Lyakutina   400,000       400,000           Nil           Nil

Baikalskaya St, 242A-121

Irkutsk, Russia 664075

Yevgeniy Kubyshev  400,000       400,000           Nil           Nil

K-Libkhnehta St, 249-7

Irkutsk, Russia 664031

                                 Total Number

                                 Of Shares To     Total Shares  Percent

                                 Be Offered For   Owned Upon    Owned Upon

                   Shares Owned  Selling          Completion    Completion

Name of Selling    Prior To This Shareholder      Of This       Of This

Stockholder        Offering      Account          Offering      Offering

Vladislav Prikhodko 400,000      400,000           Nil           Nil

Lysina St, 20A-50

Irkutsk, Russia 664009

Andrey Kryukov     400,000       400,000           Nil           Nil

Baikalskaya St, 310A-91

Irkutsk, Russia 664050

Natalia Kryukova   400,000       400,000           Nil           Nil

Baikalskaya St, 310A-91

Irkutsk, Russia 664050

Nikolay Padalets   400,000       400,000           Nil           Nil

Baikalskaya St, 266-15

Irkutsk, Russia 664050

Elizaveta Padalets 400,000       400,000           Nil           Nil

Baikalskaya St, 268-36

Irkutsk, Russia 664050

Oleg Lyakutin      400,000       400,000           Nil           Nil

Baikalskaya St, 242A-121

Irkutsk, Russia 664075

Dmitry Perfilyev   400,000       400,000           Nil           Nil

Donskaya St, 12A-43

Irkutsk, Russia 664000

Alexey Didenko     400,000       400,000           Nil           Nil

Baikalskaya St, 312-48

Irkutsk, Russia 664050

Irina Vysochina    400,000       400,000           Nil           Nil

Norilskaya St, 9-30

Irkutsk, Russia 664013

Vladimir Vysochin  400,000       400,000           Nil           Nil

Norilskaya St, 9-30

Irkutsk, Russia 664013

Pavel Blinnikov    400,000       400,000           Nil           Nil

Lermontova St, 333V-65

Irkutsk, Russia 664033

 Total Number

                                 Of Shares To     Total Shares  Percent

                                 Be Offered For   Owned Upon    Owned Upon

                   Shares Owned  Selling          Completion    Completion

Name of Selling    Prior To This Shareholder      Of This       Of This

Stockholder        Offering      Account          Offering      Offering

Artem Andreyev     400,000       400,000           Nil           Nil

Naberegnaya St, 38 Erbogachyon

Irkutskaya obl, Russia 666610

Roman Chernetskiy  400,000       400,000           Nil           Nil

Yadrinceva St, 14-55

Irkutsk, Russia 664009

Chandkiran Sharma  400,000       400,000           Nil           Nil

Koniva St, 50-35

Irkutsk, Russia 664043

Elena Syrovatskaya 400,000        400,000           Nil           Nil

Pervomaysky m/on, 18A-39

Irkutsk, Russia 664058

Anastasia Kulebyakina 400,000    400,000           Nil           Nil

4th Zheleznodorozhnaya, 23A-4

Irkutsk, Russia 664003

Irina Samigullina  400,000       400,000           Nil           Nil

Pervomaysky m/on, 21-11

Irkutsk, Russia 664058

Olga Deshina       400,000       400,000           Nil           Nil

Zhukova St, 112-9

Irkutsk, Russia 664057

Maisa Magerramova  400,000       400,000           Nil           Nil

Krasnyh-Madyaz St, 105-22

Irkutsk, Russia 664047

Igor Lyakutin      400,000       400,000           Nil           Nil

Baikalskaya St, 310A-92

Irkutsk, Russia 664050

Alexander Gilev    400,000       400,000           Nil           Nil

Lisina St, 44-26

Irkutsk, Russia 664009

Liudmila Loginova  400,000       400,000           Nil           Nil

Deputatskaya St, 15-79

Irkutsk, Russia 664047

Ivan Krikun        400,000       400,000           Nil           Nil

Krasnokazachya St, 10B-79

Irkutsk, Russia 664007

                                 Total Number

                                 Of Shares To     Total Shares  Percent

                                 Be Offered For   Owned Upon    Owned Upon

                   Shares Owned  Selling          Completion    Completion

Name of Selling    Prior To This Shareholder      Of This       Of This

Stockholder        Offering      Account          Offering      Offering

Olga Emelyanova    400,000       400,000           Nil           Nil

Akademicheskaya St, 24-78

Irkutsk, Russia 664054

The named party beneficially owns and has sole voting and investment power over

all shares or rights  to these shares.    The numbers in this table assume that

none of the  selling   shareholders   sell  shares of  common  stock not  being

offered in this prospectus or purchase  additional shares of  common stock, and

assume that  all  shares  offered are  sold.   The  percentages  are  based  on

26,200,000  shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

    (1)  has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

    (3)  is a broker-dealer; or Broker-dealer's affiliate.

                              PLAN OF DISTRIBUTION

The  selling  shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The  selling  shareholders  will  sell  our shares at prevailing market prices through the facilities of the OTC Bulletin Board or  at privately  negotiated   prices.

The  shares  may  also  be  sold in compliance with the Securities and Exchange

Commission’s Rule 144 should the requirements of that rule be met.

The selling  shareholders  may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common  stock  as a  principal.  Any  broker or  dealer  participating  in such transactions  as agent may receive a commission from the selling  shareholders,

or, if they act as agent  for the  purchaser of such  common  stock,  from such purchaser.  The selling  shareholders  will likely pay the usual and  customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders  to sell a  specified number of shares at a  stipulated  price per share  and,  to the  extent  such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter  resell such shares from time  to  time  in  transactions in a  market or on  an  exchange,  in  negotiated  transactions  or otherwise,  at market  prices  prevailing at the time of sale or at negotiated  prices, and in connection with such re-sales may  pay  or  receive  commissions to or from the purchasers of such shares.  These  transactions may  involve  cross  and  block  transactions  that  may  involve   sales  to  and  through   other  brokers  or dealers.  If  applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such  partners  may, in turn, distribute such shares as described  above.   We can provide no assurance that  all  or  any  of  the  common  stock  offered will be sold by the selling shareholders.

We are bearing all costs relating to the  registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling  shareholders must   comply with the requirements of the Securities

Act and the  Securities Exchange Act in the offer and sale of the common stock.

In particular,  during such times as the selling shareholders  may be deemed to be engaged in a distribution of the common stock,  and therefore  be considered to be an  underwriter,  they must  comply  with  applicable  law and may, among other things:

1. Not engage in any stabilization activities  in connection  with  our  common stock;

2. Furnish  each  broker or dealer  through  which common stock may be offered,

such copies of this   prospectus,  as  amended  from  time  to time,  as may be

required by such broker or dealer; and

3. Not bid for or  purchase  any of our securities  or attempt  to  induce  any person  to  purchase  any  of our  securities other than as permitted under the

Securities Exchange Act.

The  Securities  Exchange  Commission  has  also  adopted  rules  that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity  securities  with a price of less than $5.00 (other than securities registered on certain national  securities  exchanges or quoted

on the  Nasdaq  system,  provided  that current   price and volume  information

with respect to transactions in such securities is provided by the  exchange or system).

The  penny  stock  rules  require  a broker-dealer, prior to a transaction in a penny stock not  otherwise  exempt  from  those  rules, deliver a  standardized risk disclosure document prepared by the Commission, which:

  *  contains  a  description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

  *  contains a description  of the broker’s or dealer’s duties to the customer and the rights and remedies  available  to the  customer with respect to a violation of such duties

  *  contains  a  brief,  clear,  narrative  description  of  a dealer  market,

     including  “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

  *  contains a toll-free telephone number for inquiries on disciplinary actions

  *  defines significant terms in the disclosure document or in the  conduct of trading penny stocks; and

  *  contains such other  information and is in such form  (including language,

     type,  size,  and  format)  as the  Commission  shall require  by  rule or regulation;

The  broker-dealer  also must provide,  prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;

  *  the compensation of the broker-dealer and its salesperson in the transaction;

  *  the  number of  shares to which  such bid and ask prices  apply,  or other comparable  information  relating to the depth and liquidity of the market for such stock; and

  *  monthly  account  statements  showing the market value of each penny stock held in the customer’s account.

In  addition,  the penny stock rules  require that prior to a transaction  in a penny stock not otherwise exempt from those rules; the  broker-dealer must make a special written  determination that the penny stock is  a suitable investment for the purchaser and receive the  purchaser’s written  acknowledgment  of  the

receipt of a risk disclosure   statement,  a written agreement to  transactions

involving penny stocks,  and a  signed and dated copy of a written  suitability statement. These  disclosure  requirements  will  have the  effect of  reducing the  trading activity  in the  secondary  market for our stock  because it will be  subject  to  these  penny  stock  rules. Therefore, stockholders  may  have difficulty selling those securities.

                               LEGAL PROCEEDINGS

We are not currently a party to any legal  proceedings. Our address for service of process in Nevada is 564 Wedge Lane, Fernley, Nevada, 89408.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as  of the  date of this prospectus are as follows:

DIRECTORS:

NAME OF DIRECTOR               AGE

-----------------------       -----

Alexander Dannikov             29

EXECUTIVE OFFICERS:

NAME OF OFFICER                AGE           OFFICES

---------------------         -----          -------

Alexander Dannikov             29            President, Chief

                                             Executive Officer,

                                             Secretary, Treasurer,

                                             And Director

BIOGRAPHICAL INFORMATION

Set  forth  below  is  a  brief  description  of  the  background  and business experience of our executive officer and director for the past five years:

Mr. Dannikov has acted as our sole director and officer since our incorporation on  December 13, 2006. Since  November 2006, Mr. Dannikov has worked as General

Manager of Irkut Corporation, a private company that sells  building  materials in Russia  and  abroad.  From  January  2005  to November 2006, Mr.Dannikov has

worked for Avalon Video company as Assistant Director where  he was involved in marketing, recruiting, staff training, performing  supervisory functions,

monitoring service quality and employee performance. Since August 2001, Mr.  Dannikov  was initially  employed as a manager for Hoztorg, a wholesale  company  involved in distributing household goods in the Irkutsk region where he was responsible for organizing  cargo  transportation, wholesale  and  retail  trade.  He  became a director of the company in June 2003.   From June 2003 to  January  2005,  when Mr. Dannikov acted as a director of Hoztorg, his responsibilities were business administration,   staff  management,  and customer relations and marketing.

Mr. Dannikov, graduated with a Bachelor of Social Sciences  Degree in  regional studies from Irkutsk State University in June  2003.  His degree specialization was “Administration  of Territories (Siberian region)”.

Mr. Dannikov devotes 30% of his business time to our affairs. He is responsible for managing our business operations and overseeing day-to-day affairs,

including all administrative aspects.

TERM OF OFFICE

Our  directors  are appointed for a one-year term to hold office until the next annual  general  meeting of our  shareholders or until  removed  from office in

accordance  with  our  bylaws.    Our officers  are  appointed  by our board of

directors and hold office until removed by the board.

EMPLOYEES

We have no employees other than the officers and directors described above.

CONFLICTS OF INTEREST

We do not  have  any  procedures in place to address conflicts of interest that may arise  in  our  directors between  our  business  and  their other business activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own  more  than 5% of our outstanding  common  stock  as of the date of this prospectus,  and by the officers  and  directors, individually  and as a group.

Except as otherwise indicated, all shares are owned directly.

                                                AMOUNT OF

TITLE OF      NAME AND ADDRESS                  BENEFICIAL     PERCENT

CLASS         OF BENEFICIAL OWNER               OWNERSHIP      OF CLASS

COMMON        Alexander Dannikov                15,000,000      57.25%

STOCK         President, Chief

              Executive Officer, Treasurer,

              Secretary And Director

              Utkina Street, 26-10

              Irkutsk, Russia 664007

COMMON        All officers and directors        15,000,000      57.25%

STOCK         as a group that consists of        shares

              one person

The percent of class is based on 26,200,000 shares of common stock issued and outstanding as of the date of this prospectus.

                           DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of August 9, 2010, there were 26,200,000 shares of our common stock issued and outstanding that are held by 29 stockholders of record.

Holders  of our  common  stock are entitled  to one vote for each  share on all matters  submitted to a  stockholder  vote. Holders of common stock do not have cumulative  voting  rights.  Therefore, holders of a majority  of the shares of common  stock  voting  for  the  election of  directors  can  elect  all of the directors.  Holders of our common  stock representing  a majority of the voting power of our capital stock issued,outstanding and entitled to vote, represented in person or by proxy, are  necessary to  constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is  required  to  effectuate  certain  fundamental corporate  changes  such  as liquidation, merger or an amendment to our articles of incorporation.

Holders of common  stock  are entitled to share in all dividends that the board of directors, in its discretion,  declares  from  legally  available funds.  In the  event  of  a  liquidation,  dissolution  or  winding up, each  outstanding share entitles its holder to participate pro rata in  all  assets  that  remain after  payment  of  liabilities  and  after  providing for each class of stock,

if any, having preference over the common stock.  Holders  of  our common stock have no pre-emptive rights, no conversion rights and  there  are no  redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We  have  never declared   or paid any cash dividends on our common  stock.  We

currently intend to retain future earnings, if any, to finance the expansion of

our business.   As a result, we do  not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not  have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We  have  not issued and do not have outstanding any options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We  have not issued and do not have outstanding any securities convertible into shares of our  common  stock  or  any  rights convertible  or exchangeable into shares of our common stock.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this  prospectus as having  prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities  being registered or upon other legal matters in connection with the registration or offering  of the common  stock was  employed  on a  contingency basis,or had, or is to receive, in connection with the offering,  a substantial interest,  direct  or  indirect, in the  registrant  or any of its  parents  or subsidiaries.  Nor was any such person connected  with the registrant or any of its parents or  subsidiaries as a promoter, managing or principal  underwriter,

voting trustee, director, officer, or employee.

Daniel  C. Masters,  our legal counsel, 4490 Philbrook Square, San Diego, CA

92130, has provided an opinion on the  validity  of  our  common  stock.  We retained him solely for  the  purpose  of  providing  this opinion and have not received any other legal services from him.

The  financial  statements  included in this  prospectus  and the  registration statement  have been audited by  Seal & Beers, CPAs, 50 Jones Blvd., Suite 201, Las Vegas, NV, 89107 our  independent registered public accounting  firm, to the extent and for the periods set  forth in  their  report appearing elsewhere in this  document  and in the  registration  statement filed  with the SEC, and are included  in  reliance  upon such  report given  upon the authority of said firm as experts in auditing and accounting.

            DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

                           SECURITIES ACT LIABILITIES

Our directors  and officers are  indemnified  as provided by the Nevada Revised

Statutes  and our  Bylaws. We have  been  advised  that in the  opinion  of the

Securities  and  Exchange  Commission  indemnification  for liabilities arising under  the  Securities  Act  is  against  public  policy  as  expressed  in the

Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against  such  liabilities is asserted by one of our directors,

officers,  or  controlling  persons  in  connection  with  the securities being registered, we will, unless in the  opinion  of our legal  counsel  the  matter

such   indemnification  is  against  public  policy  to  court  of  appropriate jurisdiction.  We will then be governed by the court’s decision.

                      ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on December 13, 2006 under the laws of the state of Nevada

On that  date, Alexander Dannikov  was  appointed as our director. As well, Mr.

Dannikov was appointed  as our president,  chief  executive  officer, treasurer and secretary.

                            DESCRIPTION OF BUSINESS

LAMINATE FLOORING PRODUCTS

Laminate  flooring  is  a  relatively new building material product invented in

Sweden in the early 1980’s. Laminate flooring now controls approximately a  10%

market share of the  flooring product  market, which is  expanding  due to  the product’s durability and ecological compatibility.

Laminate flooring is versatile,durable, attractive flooring with the appearance of a hardwood floor. Although laminate flooring looks like wood flooring, there

is actually no solid wood  used in its construction.   Laminate floors are made

up of several materials  bonded  together  under high  pressure.  Most laminate flooring consists of a  moisture  resistant layer  under a  layer of  HDF (high density fiberboard).  This is covered with a high-resolution photographic image of natural wood  flooring.  It is  then  finished with an extremely hard, clear

coating made from special   resin-coated  cellulose  to  protect  the  laminate

flooring. Laminate flooring is perfect for anyone wanting a durable floor for a fraction of the price and installation  time  of a hardwood floor, but with the attractiveness of real hardwood.  Its construction also makes laminate flooring more environmentally friendly as it uses less wood in its production  and makes more efficient use of wood fiber.

Both  laminate  flooring  and  hardwood  flooring  can  beautify  a home. While hardwood is often thought to be a superior choice, there are several advantages to laminate flooring. Distinct differences between the two types of flooring often make  laminate  flooring a more attractive alternative.   Solid hardwood of any thickness (most is 3/8” to 3/4”) should be installed only above grade. Laminate flooring  can  be  installed  above or  below grade.  Some hardwood flooring is engineered, meaning that instead of solid hardwood,  it is made of several wood layers with a hardwood veneer.  Laminate flooring, usually 7mm to 8mm (5/16” to 3/8”) thick, is also made of  several layers.  These are laminated together for stability and strength.  The top surface of laminate flooring is a “photograph” of hardwood.  High quality “photographs”  faithfully  reproduce  the  grain and color of natural hardwood and the surfaces on quality laminate flooring closely resemble real wood. Although many people insist on hardwood flooring, laminates are long lasting, durable, and affordable and`quickly  becoming one of the most popular types of flooring.

One obvious advantage is price; laminate flooring is typically half the cost of

traditional  hardwood  flooring.    Sometimes  the  savings  are  even greater,

depending on the types of flooring in question. Additionally, laminate flooring is designed to be easy to install and is generally a good choice  for  the “do-

it-yourselve” market, where solid hardwood installation requires a higher level of expertise. Installing laminate does not involve nails. More recently the use of glue has been eliminated from the installation  process in many cases.  As a result laminate flooring can be installed  fairly  quickly  and  inexpensively.

Laminate  flooring is  generally  designed  to be  scratch-resistant  and  fade resistant, two areas where solid hardwood flooring is known to be more  vulner-

able.

The  Association  of  European  Producers  of  Laminate  Flooring  has  adopted standardized measures of hardness known as AC Hardness ratings.  The AC measure scale rates  laminate flooring based on factors including abrasion  resistance,

impact  resistance,  resistance  to staining and cigarette burns, and thickness

swelling  along edges.   If laminate flooring cannot meet the  requirements for

each  of these ratings,  approval for a given AC rating will be denied. We plan to market and distribute laminate flooring with an A5 hardness rating.  This is the highest rate of hardness and can withstand the traffic of heavy  commercial areas such as department stores and public buildings.

We  intend  to  commence  business  operations  by  marketing  and distributing laminate  flooring throughout North America.  We were  formed as a  corporation pursuant to the laws of Nevada on December 13, 2006. To date, we have primarily been  involved  in organizational  activities, the execution of a  distribution agreement with our product supplier and initial marketing of laminate flooring.

AGREEMENT WITH OUR SUPPLIER

Our sole supplier, Bossco-Laminate Co., Ltd. (“Bossco”) is a  manufacturer  and distributor of certain wood flooring products in Russia. We are in the business of  marketing and  distributing  items to  distributors, retail  stores in  the building products industry, contractors and homebuilders.

By a Marketing and Sales Distribution Agreement dated March 9, 2007, Bossco has

agreed to   manufacture certain types of laminate flooring products and fulfill our written purchase orders for  these products in a timely manner.  Bossco has agreed to manufacture and  supply  polish and relief surface laminate  flooring with the  dimensions of 1200 x 300 x 8 millimeters. We will pay Bossco  $12 per each square meter of polish surface laminate and $12.5 per each square meter of relief surface laminate.

The agreement with Bossco contains the following additional material terms:

1. We and our assigns may use the marketing information that Bossco provides us in all of our  marketing and distribution efforts to sell the laminate flooring

products. We agree not to   make  any marketing claim in regard to the products

that are not supported by the information supplied by Bossco.

2. From time to time, Bossco can make reasonable adjustment to the price of the laminate flooring products by giving us  written  notification of  such product price amendments.

3. Although Bossco’s price list acts as a guide for purchases made by us,  both parties may negotiate discounts on any singular product purchase order provided to Bossco, including  the purchase  of laminate  flooring from a  manufacturing overrun situation.

4. We agree  to pay  the price of product purchases by letter of credit or wire

transfer prior to  product  shipment.   We are also responsible for all related

shipping costs, unless other arrangements have been expressly made.

5. The  agreement  can  be  terminated  upon  60 days’ written notice by either party.  Notwithstanding  this provision, we or our assigns will be permitted to sell,  market,  and  distribute  all  laminate flooring products that have been ordered from Bossco, or are in our or our assigns’ possession at termination.

6. There  are  no  set  minimum  quota requirements for product sales under the

agreement in the first year.   Bossco  will  be  obligated  to  assist  in  the

completion of each sales order on a case-by-base basis, regardless of quantity.

Following  the  first  year  of  the  agreement, both parties will review sales activities during the prior year and review this provision of the agreement.

SALES AND MARKETING STRATEGY

We intend   to  rely  on  sales representatives to market our laminate flooring products. Initially, our director,  Alexander Dannikov will market our product.

We intend to focus on direct marketing efforts whereby our representative  will directly contact:

*   distributors that are responsible for marketing and selling flooring to flooring stores;

*   retail outlets such as department and home restoration stores; and

*   contractors and homebuilders.

These distributors, stores, contractors and homebuilders will be asked to  sell our  products  to  consumers.  We will provide them with flooring inventory  at wholesale prices. They will then sell them to consumers at retail prices, which are typically 20% higher.

We  intend  to  contact  as  many  contractors, homebuilders, retail chains and flooring  stores  as  we  can in  order  to market our  laminate  flooring.  We initially  intend  to  focus  our  marketing efforts on larger home restoration stores that have a high volume of customer traffic.

SHARE OF MARKET

Our expected share of the flooring market is difficult to determine given  that most flooring distributors are private businesses that have no duty to publicly disclose their revenue, and flooring market is highly competitive.  However, we believe that due to  the vast  size of this market in North America, our market share will likely be less than one percent.

COMPLIANCE WITH GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

EMPLOYEES

We have no employees  as  of  the  date of  this prospectus other than our sole director.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not  incurred any  other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

FORWARD-LOOKING STATEMENTS

The  information  in  this  report  contains  forward-looking  statements.  All statements  other  than  statements of historical fact made in this  report are

forward  looking.   In particular, the  statements  herein  regarding  industry prospects and future  results  of operations or financial position are forward-

looking statements. These forward-looking  statements  can be identified by the use of words such as “believes,” “estimates,” “could,” “possibly,”  “probably,”

anticipates,”  “projects,”  “expects,”  “may,” “will,”  or  “should”  or  other variations or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. Forward-looking

statements  reflect   management’s  current  expectations  and  are  inherently

uncertain.   Our actual results  may  differ  significantly  from  management’s expectations.

The following discussion  and  analysis should  be read in conjunction with our

financial  statements,  included  herewith.  This  discussion   should  not  be

construed  to imply that the results discussed herein will necessarily continue into the future,  or  that any  conclusion  reached  herein will necessarily be

indicative  of  actual  operating  results  in  the  future.   Such  discussion

represents only the best present assessment of our management.

OVERVIEW

Since  inception  on  December 13, 2006 through June 30, 2010, we  have sustained  cumulative  net  losses  of  $81,448.  Our  losses have resulted from general  and  administrative  expenses. From  inception  through  June 30, 2010, we have  not generated any revenue  from operations. We  expect  to incur additional  losses  in  developing  our  plan  of  operations.    We   have  no

liabilities  and  has  sufficient cash to operate for more than one year at the current expenditure rate.

We  are  in  the  development  stage  of  our  business. As a development stage

company,   we  have  yet  to  earn  revenue from operations.  We may experience fluctuations in operating  results in  future  periods  due  to  a  variety  of factors, including our ability to obtain additional funding in a timely  manner and on terms favorable to us, our ability to successfully  develop our business model, the amount and  timing  of  operating  costs  and  capital  expenditures relating  to the  expansion  of our  business,  operations  and  infrastructure,

the  implementation of marketing programs, key agreements, strategic alliances, and general economic conditions specific to our industry.

We will  rely upon the  stability of the North American retail sales market for

the  success  of our  business  plan.   Future  downturns  in  new  residential

construction  and  home  improvement  activity  may  result  in  intense  price competition among building materials suppliers,  which may adversely affect our intended business.

Our products are used principally in new residential construction  and  in home improvement, remodeling  and  repair  work.  The residential building materials distribution  industry  is  characterized  by its substantial size, its  highly fragmented ownership structure and an increasingly competitive environment. The industry can be broken into  two categories: (1) new construction and (2) home repair and remodeling.  We intend to sell to customers in both categories.

Residential  construction  activity  for  both  new construction and repair and remodeling is closely linked  to  a  variety  of factors  affected  by  general economic  conditions, including employment levels, job and household formation,

interest rates, housing prices, tax policy, availability of mortgage financing,

prices  of   commodity   wood  products, regional  demographics  and   consumer

confidence.

The    residential  building  materials  distribution  industry  has  undergone significant changes over the last three decades. Prior to the 1970s,residential building products were distributed almost exclusively by local dealers, such as lumberyards and hardware stores. These channels served both the retail consumer and the professional  builder. These dealers generally purchased their products from wholesale distributors and sold building products  directly to homeowners,

contractors  and  homebuilders. In  the late  1970’s  and  1980’s,  substantial changes began  to  occur  in  the  retail  distribution  of building  products.

The introduction of the mass retail, big  box format by The Home Depot began to alter this distribution channel,  particularly  in  metropolitan markets.  They began  to  alter  this  distribution  channel  by  selling  a  broad  range  of competitively  priced  building  materials  to  the  homeowner  and  small home improvement contractor.

Our  plan  of  operation  for  the  twelve  months  following  the date of this prospectus  is to enter into sub-distribution agreements with flooring distrib-

utors, retail stores, contractors and homebuilders, providing for the  sale  of our laminate flooring.

We   intend to develop our retail network  by  initially focusing our marketing efforts on  larger chain  stores that  sell  various types of flooring, such as

Home Depot. These businesses sell more flooring,  have a greater budget for in-

stock inventory and tend to purchase a more diverse assortment of flooring.  By late 2010 and 2011,  we  intend  to  start  negotiation  with  contractors  and homebuilders and anticipate expanding our retail network to  include  small  to medium size retail businesses  whose businesses focus is limited to the sale of

flooring.   Any  relationship  we  arrange  with  retailers  for  the wholesale

distribution  of our  flooring  will  be  non-exclusive.   Accordingly, we will

compete with  other  flooring vendors for positioning of our products in retail space.

Even  if  we  are  able to receive an order commitment, some larger chains will only pay cash on delivery  and will not advance deposits against orders. Such a policy may place a financial burden on us and,  as a result, we may not be able

to  deliver  the order.   Other  retailers may only pay  us 30 or 60 days after

delivery, creating an additional financial burden.

We intend to retain one full-time  sales person in the next six months, as well

as an additional full-time sales person  in  the six months thereafter.   These

individuals will be independent  contractors  compensated solely in the form of commission  based  upon  laminate flooring sales they arrange. We expect to pay each sales person 10% to 15% of the net profit we realize from such sales.

We therefore expect to incur the following costs in the next 12 months in connection with our business operations:

Marketing costs:                            $20,000

General administrative costs:               $10,000

                                            -------

Total:                                      $30,000

In addition, we anticipate spending an additional $10,000 on professional fees,

including  fees  payable  in  connection  with  the filing of this registration statement and complying with reporting obligations.

Total  expenditures  over  the  next  12  months  are  therefore expected to be

$40,000.

PRODUCT RESEARCH AND DEVELOPMENT

We do  not  anticipate incurring any material costs in connection with  product research and development activities during the next twelve months.

ACQUISITION OF PLANT AND EQUIPMENT AND OTHER ASSETS

We do not anticipate  the  sale  of  any  material property, plant or equipment during the next 12 months. We do not anticipate the acquisition of any material property, plant or equipment during the next 12 months.

NUMBER OF EMPLOYEES

From our inception through  the  period  ended June 30, 2010,  we  have principally  relied on the services of  our sole Director, Alexander  Dannikov.

We currently  have  no  full  time  or  part-time employees. In order for us to attract and retain quality personnel, we  anticipate  we  will  have  to  offer competitive  salaries to future  employees.  We anticipate that it  may  become

desirable  to  add  full  and  or  part  time employees to   discharge  certain

critical  functions  during  the  next  12 months.   This projected increase in

personnel is dependent upon our ability to generate revenues and obtain sources of  financing.  There  is  no guarantee that we will be successful  in  raising the funds  required  or  generating  revenues  sufficient to fund the projected increase in the number of employees. Should we expand, we will incur additional cost for personnel.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2010, the Company had negative working capital of ($56,048).  From  our inception  on  December  13,  2006   to  June 30, 2010, we  used operating cash flow of $78,548. The Company has been financed through the private placement of our common stock of $25,400 and director loans of $54,394. As of June 30, 2010, the Company has  debt totaling $60,691, consisting of $54,394 in loans from our director, accrued interest owing to our director of $1,297 and accounts payable and accrued liabilities of $5,000.

While we have sufficient funds on hand to commence business operations, our cash reserves are not sufficient to meet our obligations  for the next  twelve-month period. As a result, we will need to seek additional funding in the near future.

We currently do not have a specific  plan  of  how we will obtain such funding;

however,  we anticipate  that additional  funding will be in the form of equity financing from the sale of our common stock.

We may also seek to obtain short-term loans from our sole director, although no such arrangement has been made. At this time, we cannot provide  investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to  meet our  obligations over the next twelve months.  We do not have any  arrangements in place for any future equity financing.

If  we  are  unable  to  raise  the  required  financing, we will be delayed in conducting our business plan.

Our ability to generate sufficient cash to support our operations will be based

upon our sales staff’s ability to generate laminate flooring sales.   We expect

to  accomplish  this  by  securing  a  significant  number  of  agreements with contractors, homebuilders, large and small retailers, and by retaining suitable salespersons with  experience in the retail sales sector.

RESULTS OF OPERATIONS FOR PERIOD ENDING JUNE 30, 2010

We  did  not  earn any revenue during the period from our inception on December

13,  2006  to  June 30, 2010.  We do not anticipate earning significant revenues until such time as we have entered into  regular  product  selling  to distributors, stores, contractors and homebuilders.

We incurred  operating  expenses in the amount of $80,151 for the period from our inception on  December 13, 2006 to June 30, 2010.  These operating expenses were comprised of general and administrative expenses of $80,151 and related party interest expense of $1,297.

We  have  not attained  profitable operations  and are dependent upon obtaining financing to complete our proposed business plan.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

INFLATION

It  is  our  opinion  that  inflation  has  not  had  a  material effect on our operations.

                            DESCRIPTION OF PROPERTY

We do not have ownership or leasehold interest in any property.  Our president,

Mr. Alexander Dannikov, provides  us  with  office  space  and  related  office services free of charge.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None  of  the  following  parties has, since our date of incorporation, had any material  interest,  direct or indirect, in any  transaction  with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;

  *  Any person proposed as a nominee for election as a director;

  *  Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

  *  Our promoter, Alexander Dannikov; and

  *  Any relative or spouse of any of the foregoing persons who has the same house as such person.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

PUBLIC MARKET FOR COMMON STOCK

While our shares are quoted for trading on the OTC Bulletin Board under the symbol “BCHO”, there is no liquid market for our stock.  We cannot assure you that an active trading market will develop and be sustained following the completion of this offering. Without a public market, it may be difficult for an investor to find a buyer for our common stock.

STOCKHOLDERS OF OUR COMMON SHARES

As  of  the  date  of  this  registration   statement, we  have  29  registered

shareholders.

RULE 144 SHARES

A total of 15,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule  144 of the Act.  In  general, under  Rule 144 as currently in  effect,

a person who has  beneficially owned shares of a company’s common  stock for at least six months is  entitled  to sell within any three month period a  number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company’s  common stock  then  outstanding which, in our case, will equal 262,000, shares as of the date of this prospectus; or

2. the average weekly  trading  volume of the company’s common stock during the four  calendar  weeks  preceding the filing  of a  notice  on Form  144 with respect to the sale.

Sales under Rule 144 are also  subject to manner of sale provisions  and notice requirements  and to the  availability of current public information  about the company.

Under Rule 144(k),  a person who is not one of the  company’s affiliates at any time during the three months  preceding a sale, and who has beneficially  owned the shares  proposed  to be sold for at least two  years, is  entitled  to sell shares without  complying with the manner of sale,  public information,  volume limitation or notice provisions of Rule 144.

As of the date of this  prospectus,  persons who are our affiliates hold all of the 3,000,000 shares that may be sold pursuant to Rule 144.

STOCK OPTION GRANTS

To date, we have not granted any stock options.

REGISTRATION RIGHTS

We have not granted  registration rights to the  selling shareholders or to any other persons.

DIVIDENDS

There are no  restrictions  in our articles of  incorporation  or  bylaws  that prevent us from declaring  dividends.  The Nevada Revised Statutes, however, do

prohibit   us  from  declaring  dividends  where, after  giving  effect to  the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the  sum of  our  total liabilities plus the amount  that would be needed to  satisfy  the  rights of  shareholders  who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation  awarded to, earned by,  or paid to

our   executive   officers  by  any  person  for  all  services rendered in all capacities  to us in the three most recently completed fiscal years.

ANNUAL COMPENSATION

                                   OTHER  RESTRICTED OPTIONS

                                   ANNUAL STOCK      SARs    LTIP   OTHER

 NAME      TITLE YEAR SALARY BONUS COMP.  (#)        ($)     PAYOUTS COMP.

 Alexander Pres, 2010 $0     0     0      0          0       0       0

 Dannikov  CEO   2009 $0     0     0      0          0       0       0

           Sec & 2008 $0     0     0      0          0       0       0

           Dir

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Mr. Dannikov. We do not pay him any amount for acting as the president and a director.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On July 25, 2008, our original independent accountants, RBSM, LLP resigned and we concurrently appointed Moore & Associates as our independent accountants.

On August 10, 2009, Moore & Associates were terminated and we concurrently appointed Seale & Beers, CPAs as our independent accountants.

None of the audit reports of RBSM, LLP or Moore & Associate relating to our financial statements contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that reports for our fiscal years ended March 31, 2007, 2008, 2009 and 2010 all contained a going concern qualification.

There were no disagreements with RBSM, LLP or Moore and Associates, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to RBSM, LLP or Moore and Associates’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements.

                              AVAILABLE INFORMATION

We have filed a registration  statement on form S-1 under the Securities Act of

1933 with the Securities and Exchange  Commission  with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the  registration  statement and exhibits.  Statements  made in the registration  statement  are summaries of the material  terms of the  referenced contracts,  agreements  or  documents  of  the  company.  We  refer  you  to our registration  statement  and each  exhibit  attached  to it for a more  detailed description of matters  involving the company.  You may inspect the registration statement,  exhibits  and  schedules  filed  with the  Securities  and  Exchange

Commission at the Commission’s  principal  office in Washington,  D.C. Copies of all or any part of the  registration  statement  may be obtained from the Public

Reference Section of the Securities and Exchange Commission, 100 F Street, N.E.,

Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public  reference  rooms. The Securities and

Exchange  Commission  also  maintains  a web  site  at  http://www.sec.gov  that contains reports,  proxy statements and information  regarding  registrants that file  electronically  with the Commission.  Our  registration  statement and the referenced exhibits can also be found on this site.

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bosco Holdings, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheets of Bosco Holdings, Inc. (A Development Stage Company) as of March 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended March 31, 2010 and 2009 and since inception on December 13, 2006 through March 31, 2010. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bosco Holdings, Inc. (A Development Stage Company) as of March 31, 2010 and 2009, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended March 31, 2010 and 2009 and since inception on December 13, 2006 through March 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has accumulated losses of $76,658, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

July 6, 2010

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

BOSCO HOLDINGS, INC (A Development Stage Company) Balance Sheets

Assets
	March 31	March 31
	2010	2009

Current Assets
Cash	$ 4,506	$ 12,527
Total Assets	$ 4,506	$ 12,527

Liabilities and Stockholders’ Equity (deficit)

Current Liabilities
Accounts payables and accrued liabilities	$ 5,722	$ 5,000
Accrued Interest – Related Party Note	1,110	360
Loans from related party	48,932	39,000
Total Current Liabilities	$ 55,764	$ 44,360

Stockholders’ Equity (deficit)

Common stock, $0.001par value, 75,000,000 shares authorized;
26,200,000 shares issued and outstanding	26,200	26,200
Additional paid-in-capital	(800)	(800)
Deficit accumulated during the development stage	(76,658)	(57,233)
Total stockholders’ equity (deficit)	(51,258)	(31,833)
Total liabilities and stockholders’ equity (deficit)	$ 4,506	$ 12,527

The accompanying notes are an integral part of these financial statements.

BOSCO HOLDINGS, INC (A Development Stage Company) Statements of Operations

	Year Ended March 31, 2010	Year Ended March 31, 2009	From Inception on December 13, 2006 through March 31, 2010

Expenses
General and Administrative Expenses	$ 18,675	$ 27,742	$ 75,548
Total Expenses	$ 18,675	$ 27,742	$ 75,548
Net (loss) before Income Taxes	$ (18,675)	$ (27,742)	$ (75,548)
Other Expenses
Interest Expense-Related Party	750	360	1,110
Income Tax Expense	-	-	-

Net (loss) for a period	$ (19,425)	$ (28,102)	$ (76,658)

(Loss) per common share – Basic and diluted	$ (0.00)	$ (0.00)

Weighted Average Number of Common Shares Outstanding	26,200,000	26,200,000
The accompanying notes are an integral part of these financial statements.
F-3

BOSCO HOLDINGS, INC (A Development Stage Company) Statement of Stockholders’ Deficit From Inception on December 13, 2006 to March 31, 2010
	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated During development stage	Total

Balance at inception on December 13, 2006
March 31, 2007
Common shares issued for cash at $0.0002	15,000,000	$ 15,000	$ (12,000)	$ -	$ 3,000
March 31, 2007
Common shares issued for cash at $0.002	11,200,000	11,200	11,200		22,400
Net (loss)	-	-	-	(390)	(390)
Balance as of March 31, 2007		26,200	(800)	(390)	25,010
Net (loss)				(28,741)	(28,741)
Balance as of March 31, 2008	26,200,000	26,200	(800)	(29,131)	(3,731)
Net (loss)	-	-	-	(28,102)	(28,102)
Balance as of March 31, 2009	26,200,000	26,200	(800)	$ (57,233)	$ (31,833)
Net (loss)	-	-	-	(19,425)	(19,425)
Balance as of March 31, 2010	26,200,000	$ 26,200	$ (800)	$ (76,658)	$ (51,258)

The accompanying notes are an integral part of these financial statements.

BOSCO HOLDINGS, INC (A Development Stage Company) Statements of Cash Flows
	Year Ended March 31, 2010	Year Ended March 31, 2009	From Inception on December 13, 2006 through March 31, 2010
Operating Activities
Net (loss)	$ (19,425)	$ (28,102)	$ (76,658)
Accounts payables and accrued liabilities	722	1,626	5,722
Net cash (used) for operating activities	(18,703)	(26,476)	(70,936)
Investing Activities
Net Cash Provided (Used) by Investing Activities	-	-	-
Financing Activities
Loans from related party	9,932	29,000	48,932
Accrued Interest – Related Party Note	750	360	1,110
Sale of common stock	-	-	25,400
Net cash provided by financing activities	10,682	29,360	75,442

Net increase (decrease) in cash and equivalents	(8,021)	2,884	4,506

Cash and equivalents at beginning of the period	12,527	9,643	-
Cash and equivalents at end of the period	$ 4,506	$ 12,527	$ 4,506
Supplemental cash flow information:

Cash paid for:

Interest	$ -	$ -	$ -
Taxes	$ -	$ -	$ -
Non-Cash Activities	$ -	$ -	$ -
The accompanying notes are an integral part of these financial statements.

BOSCO HOLDINGS, INC

(A Development Stage Company)

Notes To The Financial Statements

March 31, 2010

1. NATURE AND CONTINUANCE OF OPERATIONS

Bosco Holdings, Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on December 13, 2006.  The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”) and its efforts are primarily devoted marketing and distributing laminate flooring to the wholesale and retail markets throughout North America. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception, December 13, 2006 through March 31, 2010 the Company has accumulated losses of $76,658.

2. GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  For the period from inception, December 13, 2006 through March 31, 2010 the Company has accumulated losses of $76,658.

There is substantial doubt as to the ability of the company to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

As shown in the accompanying financial statements, the Company has incurred accumulated deficit of $76,658 for the period ended March 31, 2010. As of March 31, 2010, the Company's has excess of current liabilities over its current assets by $51,258, with cash and cash equivalents representing $4,506.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Cash and Cash equivalents

For purposes of Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalent.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Accounting Standards Codification (“ASC-830”), “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

BOSCO HOLDINGS, INC

(A Development Stage Company)

Notes To The Financial Statements

March 31, 2010

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At March 31, 2010  a full-deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Long-Lived Assets

The Company has adopted Accounting Standards Codification No. 360(“ASC-360”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC-360 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC-730”), “Research and Development”. Under ASC-730, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures $0 the period from December 13, 2006 (date of inception) to March 31, 2010.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. At March 31, 2010, the Company has cash in the amount of $4,506. The Company places its cash and temporary cash investments with credit quality institutions. The Company does not have any cash in non US currency accounts. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company does not have accounts receivable and allowance for doubtful accounts at March 31, 2010.

BOSCO HOLDINGS, INC

(A Development Stage Company)

Notes to the Financial Statements

March 31, 2010

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, Revenue Recognition ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period ended March 31, 2010.

Stock-based Compensation

In September, 2009 the FASB issued ASC-718, “Stock Compensation”, which replaced SFAS No. 123R, which replaced SFAS No. 123 “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees”. ASC-718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under ASC-718, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of ASC-718, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of ASC-718 for the period beginning December 13, 2006. The Company did not record any compensation expense in the year of 2010 because there were no stock options outstanding prior to the adoption or at March 31, 2010.

Recent accounting pronouncements

The Company management has reviewed recent accounting pronouncements issued through the date of the issuance of financial statements. In management’s opinion, except for those pronouncements detailed below, no other pronouncements apply or will have a material effect on the Company’s financial statements.

 In May 2009, the FASB issued ASC 855 Subsequent Events, which establishes principles and requirements for subsequent events. In accordance with the provisions of ASC 855, the Company currently evaluates subsequent events through the date the financial statements are available to be issued.

BOSCO HOLDINGS, INC

(A Development Stage Company)

Notes To The Financial Statements

March 31, 2010

4. COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par  value of one tenth of one cent  ($0.001) per share and no other class of shares is authorized.  As of March 31, 2010 and  the company has issued and outstanding  26,200,000 shares of common stock.

During the year March 31, 2007,  the Company  issued  26,200,000  shares of common  stock for total cash  proceeds of $25,400.  At March 31, 2010 there were no outstanding stock options or warrants.

 On February 21, 2008,  the  Company's  Board of  Directors  authorized  and declared a five-for-one  forward stock split of the Company's common stock. The stock split was effected in the form of a stock  dividend  distribution on March  27,  2008 to the  stockholders  on  record  on close of  business February 21, 2008.  The  Stockholders  received four  additional  shares of common  stock  for  each  share of  common  stock  held as of the  close of business on the record date. All shares and per-share data have been restated to reflect this stock split.

5. INCOME TAXES

 As of  March 31, 2010, the Company had net operating loss carry forwards of approximately $76,658  that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

6. MARKETING AND SALES DISTRIBUTION AGREEMENT

 On March 9th, 2007 The Company entered into a Marketing and Sales Distribution Agreement with Bossco-Laminate Co., LTD to market and distribute the laminate flooring products in North America. According to this agreement , Bossco-Laminate Co., LTD  agrees  to  manufacture  the  1200x300x8  mm polish surface  and  relief  surface  laminate flooring  and fulfill Bosco's written purchase orders for Products in a timely  manner,  and in any event will use its best efforts to fill placed orders within a period  of  thirty days (30)days or less following the receipt of any written order.

BOSCO HOLDINGS, INC

(A Development Stage Company)

Notes To The Financial Statements

March 31, 2010

7. RELATED PARTY TRANSACTIONS

On February 27, 2008 our Director had loaned the Company $10,000. The loan is non-interest bearing, due upon demand and unsecured. As of March 31, 2008 total loan amount was $10,000.

 On July 18, 2008 our Director had loaned the Company $7,500. The loan is non-interest bearing, due upon demand and unsecured.

On September 16, 2008 our Director had loaned the Company $14,000. The loan is non-interest bearing, due upon demand and unsecured.

On October 8, 2008 our Director had loaned the Company $7,500 at the interest rate of 10%. The loan due upon demand and unsecured.

On December 21, 2009 our Director had loaned the Company $4,966. The loan is non-interest bearing, due upon demand and unsecured.

On December 22, 2009 our Director had loaned the Company $4,966. The loan is non-interest bearing, due upon demand and unsecured.

As of March 31, 2010 total loan amount was $48,932:

1. $41,432 of that loan is non-interest bearing and

2. $7,500 is at the interest rate of 10%.

8. CONTINGENCY

The Company disputes charges with RBSM LLP (predecessor auditor) for the review of the Form 8-K and correspondence with the successor auditor in amount of $3,025. The Company examined the invoices, and decided that charges for the review of the 8K and correspondence with the successor auditor are excessive.

 $3,025 is not part of the $5,000 already accrued.

9. SUBSEQUENT EVENTS

The Company has determined that there were no subsequent events up to and including the date of the issuance of these financial statements that warrant disclosure or recognition in the financial statements.

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bosco Holdings Inc.

(A Development Stage Company)

We have reviewed the accompanying balance sheets of Bosco Holdings Inc. (A Development Stage Company) as of June 30, 2010 and March 31, 2010, and the related statements of operations and cash flows for the three-month period ended June 30, 2010 and 2009, and from inception December 13, 2006 through June 30, 2010. These interim financial statements are the responsibility of the Corporation’s management.

We conduct our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists of principally applying analytical procedures and making inquiries of persons responsible for the financials and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been reviewed assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has accumulated losses of $81,448, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

July 27, 2010

50 S. Jones Blvd Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

BOSCO HOLDINGS, INC

(A Development Stage Company)

FINANCIAL STATEMENTS

JUNE 30, 2010

(Unaudited)

BOSCO HOLDINGS, INC (A Development Stage Company) Balance Sheets
(Unaudited)

Assets
	June 30	March 31
	2010	2010

Current Assets
Cash	$ 2,543	$ 4,506
Prepaid Expenses	2,100
Total Assets	$ 4,643	$ 4,506

Liabilities and Stockholders’ Equity (deficit)

Current Liabilities
Accounts payables and accrued liabilities	$ 5,000	$ 5,722
Accrued Interest – Related Party Note	1,297	1,110
Loans from related party	54,394	48,932
Total Current Liabilities	$ 60,691	$ 55,764

Stockholders’ Equity (deficit)

Common stock, $0.001par value, 75,000,000 shares authorized;
26,200,000 shares issued and outstanding	26,200	26,200
Additional paid-in-capital	(800)	(800)
Deficit accumulated during the development stage	(81,448)	(76,658)
Total stockholders’ equity (deficit)	(56,048)	(51,258)
Total liabilities and stockholders’ equity (deficit)	$ 4,643	$ 4,506

The accompanying notes are an integral part of these financial statements.

BOSCO HOLDINGS, INC (A Development Stage Company) Statements of Operations (Unaudited)

	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	From Inception on December 13, 2006 through June 30, 2010

Expenses
General and Administrative Expenses	$ 4,603	$ 4,523	$ 80,151
Total Expenses	$ 4,603	$ 4,523	$ 80,151
Net (loss) before Income Taxes	$ (4,603)	$ (4,523)	$ (80,151)
Other Expenses
Interest Expense	187	187	1,297
Income Tax Expense	-	-	-

Net (loss) for a period	$ (4,790)	$ (4,710)	$ (81,448)

(Loss) per common share – Basic and diluted	$ (0.00)	$ (0.00)

Weighted Average Number of Common Shares Outstanding	26,200,000	26,200,000
The accompanying notes are an integral part of these financial statements.

BOSCO HOLDINGS, INC (A Development Stage Company) Statements of Cash Flows (Unaudited)
	Three Months Ended June 30, 2010	Three Months Ended June 30, 2009	From Inception on December 13, 2006 through June 30, 2010
Operating Activities
Net (loss)	$ (4,790)	$ (4,710)	$ (81,448)
Prepaid Expenses	(2,100)	-	(2,100)
Accounts payables and accrued liabilities	(722)	-	5,000
Net cash (used) for operating activities	(7,612)	(4,710)	(78,548)
Investing Activities
Net Cash Provided (Used) by Investing Activities	-	-	-
Financing Activities
Loans from related party	5,462	-	54,394
Accrued Interest – Related Party Note	187	187	1,297
Sale of common stock	-	-	25,400
Net cash provided by financing activities	5,649	187	81,091

Net increase (decrease) in cash and equivalents	(1,963)	(4,523)	2,543
Cash and equivalents at beginning of the period	4,506	12,527	-
Cash and equivalents at end of the period	$ 2,543	$ 8,004	$ 2,543
Supplemental cash flow information:

Cash paid for:

Interest	$ -	$ -	$ -
Taxes	$ -	$ -	$ -
Non-Cash Activities	$ -	$ -	$ -
The accompanying notes are an integral part of these financial statements.

BOSCO HOLDINGS, INC

(A Development Stage Company)

Notes To The Financial Statements

June 30, 2010

(Unaudited)

1. NATURE AND CONTINUANCE OF OPERATIONS

Bosco Holdings, Inc. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on December 13, 2006.  The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”) and its efforts are primarily devoted marketing and distributing laminate flooring to the wholesale and retail markets throughout North America. The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.  For the period from inception, December 13, 2006 through June 30, 2010 the Company has accumulated losses of $81,448.

2. GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  For the period from inception, December 13, 2006 through June 30, 2010 the Company has accumulated losses of $81,448.

There is substantial doubt as to the ability of the company to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or private placement of common stock.

As of June 30, 2010, the Company's has excess of current liabilities over its current assets by $56,048, with cash and cash equivalents representing $2,543.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Cash and Cash equivalents

For purposes of Statement of Cash Flows the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalent.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.  Actual results could differ from those estimates.

BOSCO HOLDINGS, INC

(A Development Stage Company)

Notes To The Financial Statements

June 30, 2010

(Unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Foreign Currency Translation

The financial statements are presented in United States dollars.  In accordance with Accounting Standards Codification (“ASC-830”), “Foreign Currency Matters”, foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date.  Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year.  Gains or losses resulting from foreign currency transactions are included in results of operations.

Fair Value of Financial Instruments

The carrying value of cash and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments.  Unless otherwise noted, it is management’s opinion the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

At June 30, 2010  a full-deferred tax asset valuation allowance has been provided and no deferred tax asset has been recorded.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Long-Lived Assets

The Company has adopted Accounting Standards Codification No. 360(“ASC-360”). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC-360 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

BOSCO HOLDINGS, INC

(A Development Stage Company)

Notes To The Financial Statements

June 30, 2010

(Unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC-730”), “Research and Development”. Under ASC-730, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred expenditures $0 the period from December 13, 2006 (date of inception) to June 30, 2010.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and related party receivables. At June 30, 2010, the Company has cash in the amount of $2,543. The Company places its cash and temporary cash investments with credit quality institutions. All of the Company’s cash is in non FDIC insured accounts. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. The Company does not have accounts receivable and allowance for doubtful accounts at June 30, 2010.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification No. 605, Revenue Recognition ("ASC-605"), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising

The Company follows the policy of charging the costs of advertising to expenses incurred. The Company incurred $0 in advertising costs during the period ended June 30, 2010.

BOSCO HOLDINGS, INC

(A Development Stage Company)

Notes To The Financial Statements

June 30, 2010

(Unaudited)

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation

In September, 2009 the FASB issued ASC-718, “Stock Compensation”, which replaced SFAS No. 123R, which replaced SFAS No. 123 “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees”. ASC-718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the grant date fair value of the award. SFAS No. 123R was to be effective for interim or annual reporting periods beginning on or after June 15, 2005, but in April 2005 the SEC issued a rule that will permit most registrants to implement SFAS No. 123R at the beginning of their next fiscal year, instead of the next reporting period as required by SFAS No. 123R. The pro-forma disclosures previously permitted under SFAS No. 123 no longer will be an alternative to financial statement recognition. Under ASC-718, the Company must determine the appropriate fair value model to be used for valuing share-based payments, the amortization method for compensation cost and the transition method to be used at date of adoption.

The transition methods include prospective and retroactive adoption options. Under the retroactive options, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all unvested stock options and restricted stock at the beginning of the first quarter of adoption of ASC-718, while the retroactive methods would record compensation expense for all unvested stock options and restricted stock beginning with the first period restated. The Company adopted the modified prospective approach of ASC-718 for the period beginning December 13, 2006. The Company did not record any compensation expense in the year of 2010 because there were no stock options outstanding prior to the adoption or at June 30, 2010.

Recent accounting pronouncements

The Company management has reviewed recent accounting pronouncements issued through the date of the issuance of financial statements. In management’s opinion, except for those pronouncements detailed below, no other pronouncements apply or will have a material effect on the Company’s financial statements.

 In May 2009, the FASB issued ASC 855 Subsequent Events, which establishes principles and requirements for subsequent events. In accordance with the provisions of ASC 855, the Company currently evaluates subsequent events through the date the financial statements are available to be issued.

BOSCO HOLDINGS, INC

(A Development Stage Company)

Notes To The Financial Statements

June 30, 2010

(Unaudited)

4. COMMON STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par  value of one tenth of one cent  ($0.001) per share and no other class of shares is authorized.  As of June 30, 2010 and  the company has issued and outstanding  26,200,000 shares of common stock.

During the year March 31, 2007,  the Company  issued  26,200,000  shares of common  stock for total cash  proceeds of $25,400.  At June 30, 2010 there were no outstanding stock options or warrants.

On February 21, 2008,  the  Company's  Board of  Directors  authorized  and declared a five-for-one  forward stock split of the Company's common stock. The stock split was effected in the form of a stock  dividend  distribution on March  27,  2008 to the  stockholders  on  record  on close of  business February 21, 2008.  The  Stockholders  received four  additional  shares of common  stock  for  each  share of  common  stock  held as of the  close of business on the record date. All shares and per-share data have been restated to reflect this stock split.

5. INCOME TAXES

 As of  June 30, 2010, the Company had net operating loss carry forwards of  $81,448  that may be available to reduce future years’ taxable income through 2030. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

6. MARKETING AND SALES DISTRIBUTION AGREEMENT

 On March 9th, 2007 The Company entered into a Marketing and Sales Distribution Agreement with Bossco-Laminate Co., LTD to market and distribute the laminate flooring products in North America. According to this agreement , Bossco-Laminate Co., LTD  agrees  to  manufacture  the  1200x300x8  mm polish surface  and  relief  surface  laminate flooring  and fulfill Bosco's written purchase orders for Products in a timely  manner,  and in any event will use its best efforts to fill placed orders within a period  of  thirty days (30)days or less following the receipt of any written order.

BOSCO HOLDINGS, INC

(A Development Stage Company)

Notes To The Financial Statements

June 30, 2010

(Unaudited)

7. RELATED PARTY TRANSACTIONS

On February 27, 2008 our Director had loaned the Company $10,000. The loan is non-interest bearing, due upon demand and unsecured. As of March 31, 2008 total loan amount was $10,000.

 On July 18, 2008 our Director had loaned the Company $7,500. The loan is non-interest bearing, due upon demand and unsecured.

On September 16, 2008 our Director had loaned the Company $14,000. The loan is non-interest bearing, due upon demand and unsecured.

On October 8, 2008 our Director had loaned the Company $7,500 at the interest rate of 10%. The loan is due upon demand and unsecured.

On December 21, 2009 our Director had loaned the Company $4,966. The loan is non-interest bearing, due upon demand and unsecured.

On December 22, 2009 our Director had loaned the Company $4,966. The loan is non-interest bearing, due upon demand and unsecured.

On May 27, 2010 our Director had loaned the Company $4,966. The loan is non-interest bearing, due upon demand and unsecured.

On May 28, 2010 our Director had loaned the Company $496. The loan is non-interest bearing, due upon demand and unsecured.

As of June 30, 2010 total loan amount was $54,394:

1. $46,894 of that loan is non-interest bearing and

2. $7,500 is at the interest rate of 10%.

8. CONTINGENCY

The Company disputes charges with RBSM LLP (predecessor auditor) for the review of the Form 8-K and correspondence with the successor auditor in amount of $3,025. The Company examined the invoices, and decided that charges for the review of the 8K and correspondence with the successor auditor are excessive.

 $3,025 is not part of the $5,000 already accrued.

9. SUBSEQUENT EVENTS

The Company has determined that there were no subsequent events up to and including the date of the issuance of these financial statements that warrant disclosure or recognition in the financial statements.

UNTIL ____, ALL DEALERS THAT EFFECT  TRANSACTIONS IN THESE SECURITIES WHETHER OR

NOT  PARTICIPATING  IN THIS  OFFERING,  MAY BE REQUIRED TO DELIVER A PROSPECTUS.

THIS IS IN ADDITION TO THE  DEALER'S  OBLIGATION  TO DELIVER A  PROSPECTUS  WHEN

ACTING  AS  UNDERWRITERS  AND  WITH  RESPECT  TO  THEIR  UNSOLD   ALLOTMENTS  OR

SUBSCRIPTIONS.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors  are  indemnified  s provided by the Nevada  Revised

Statutes and our bylaws.

Under   the  NRS,  director  immunity  from  liability  to  a  company  or  its shareholders  for  monetary  liabilities  applies  automatically  unless  it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

        (1)            a willful failure to deal fairly with the company

                       or its shareholders in connection with a matter in which

                       the director has a material conflict of interest;

        (2)            a violation of  criminal law  (unless  the  director had

                       reasonable  cause to believe that his or her conduct was

                       lawful or no reasonable cause to believe that his or her

                       conduct was unlawful);

        (3)            a transaction from which the director derived an

                       Improper personal profit; and

        (4)            willful misconduct.

Our bylaws  provide that we will  indemnify  our  directors and officers to the fullest  extent not  prohibited by Nevada law;  provided, however,  that we may modify the  extent of such  indemnification  by individual  contracts  with our directors and  officers; and, provided, further, that we shall not be  required to indemnify any director or officer in  onnection with any proceeding (or part thereof) initiated by such person unless:

        (1)            such indemnification is expressly required to be made by

                       law;

        (2)            the proceeding was authorized by our Board of Directors;

        (3)            such indemnification is provided by us, in our sole

                       discretion, pursuant to the powers vested us under

                       Nevada law; or

        (4)            such indemnification is required to be made pursuant to

                       the bylaws.

Our bylaws provide that we will advance all expenses  ncurred to any person who was  or  is  a  party  or  is  threatened to be made a party to any threatened,

pending  or  completed  action,  suit  or proceeding,  whether civil, criminal,

administrative or investigative, by  reason  of the fact  that he is or was our director  or officer,  or is or was serving at our request  as  a  director  or executive  officer  of  another  company,  partnership, joint venture, trust or other enterprise,  prior to the final  disposition  of the proceeding, promptly following  request.  This advance  of expenses is to be made upon receipt of an undertaking  by or on behalf of such person to repay said amounts  should it be ultimately  determined that  the  person  was not  entitled  to be  indemnified under  our  bylaws  orotherwise.

Our bylaws also  provide  that no advance shall be made by us to any officer in any action,  suit or proceeding,  whether civil,  criminal,  administrative  or investigative,  if a  determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum  consisting  of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable,or,

even  if  obtainable,  a  quorum  of  disinterested  directors  so directs,  by independent  legal  counsel in a written  opinion,  that the facts known to the decision-  making  party  at the time  such  determination  is made demonstrate

clearly and convincingly that  such person acted  in bad faith   or in a manner

that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

 Securities and Exchange Commission registration fee  $          6.23

 Transfer Agent Fees                                  $      3,000.00

 Accounting fees and expenses                         $      7,000.00

 Legal fees and expenses                              $      4,000.00

 Edgar filing fees                                    $      1,000.00

                                                     --   -----------

 Total                                                $     15,006.23

                                                          ===========

All  amounts  are  estimates  other  than  the  Commission's  registration fee.

We are paying  all  expenses of the offering listed above.  No portion of these expenses will be borne  by the selling shareholders.  The selling shareholders,

however, will pay any other  expenses  incurred  in selling their common stock,

including any brokerage commissions or costs of sale.

RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 3,000,000 pre-split shares of our common stock at  a price of $0.001 per share on March 7, 2007. The total amount received from this offering was $3,000.   We  completed  this  offering  pursuant  to  Regulation  S of the Securities  Act.   These  3,000,000  shares were issued Alexander Dannikov, our president, chief executive officer, treasurer, secretary and sole director.

We completed an offering of 2,240,000 pre-split shares of our common stock  at a price of $0.01 per  share  to  a  total  of 28 purchasers on March 28, 2007.   The total amount  received  from  this offering  was $22,400.  We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

      Name of Subscriber                     Number of Shares

      Vitaliy Vasyuk                         80,000

      Pavel Petrzhikovskiy                   80,000

      Yelena Lyakutina                       80,000

      Yevgeniy Kubyshev                      80,000

      Vladislav Prikhodko                    80,000

      Andrey Kryukov                         80,000

      Natalia Kryukova                       80,000

      Nikolay Padalets                       80,000

      Elizaveta Padalets                     80,000

      Oleg Lyakutin                          80,000

      Dmitry Perfilyev                       80,000

      Alexey Didenko                         80,000

      Irina Vysochina                        80,000

      Vladimir Vysochin                      80,000

      Pavel Blinnikov                        80,000

      Artem Andreyev                         80,000

      Roman Chernetskiy                      80,000

      Chandkiran Sharma                      80,000

      Elena Syrovatskaya                     80,000

      Anastasia Kulebyakina                  80,000

      Irina Samigullina                      80,000

      Olga Deshina                           80,000

      Maisa Magerramova                      80,000

      Igor Lyakutin                          80,000

      Alexander Gilev                        80,000

      Liudmila Loginova                      80,000

      Ivan Krikun                            80,000

      Olga Emelyanova                        80,000

On April 8, 2008, we effected a forward split of our common stock, by way of a dividend, pursuant to which each shareholder of record on April 4, 2008 received five shares of our post-split common stock in exchange for each share of pre-split common stock.

REGULATION S COMPLIANCE

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor  any person on  behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or  sale  was made to a U.S. person or for the account or benefit of a

U.S. person;

Each purchaser of  the  securities  certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each  purchaser of the  securities  agreed to resell  such  securities  only in accordance with the provisions of Regulation S, pursuant to registration  under

the Act, or pursuant to an available exemption    from registration; and agreed

not to engage in  hedging  transactions  with regard to such  securities unless in compliance with the Act;

The securities  contain  a  legend  to  the  effect that transfer is prohibited

except in accordance  with  the   provisions  of   Regulation  S,  pursuant  to

registration  under  the  Act,  or  pursuant  to  an  available  exemption from registration; and that hedging  transactions  involving  those  securities  may not be conducted unless in compliance with the Act; and

We are required, either by  contract or a provision  in  its bylaws,  articles,

charter or comparable  document,  to refuse to  register  any   transfer of the

securities not made in accordance  with the provisions of Regulation S pursuant

to registration  under the Act,  or  pursuant to an  available exemption   from

registration;  provided,  however,  that  if any  law of any Canadian  province prevents us from refusing to register  securities  transfers, other  reasonable procedures,  such  as a  legend  described  in paragraph  (b)(3)(iii)(B)(3)  of

Regulation S have been implemented  to  prevent  any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    EXHIBITS

Exhibit

Number         Description

 3.1*           Articles of Incorporation

 3.2*           Bylaws

 5.1*           Legal opinion of Daniel C. Masters, with Consent to Use

10.1*           Distribution Agreement

23.1            Consent of Seale & Beers, CPAs

23.2*           Consent to use the name of Legal Counsel in SB-2

* filed as exhibits to our registration statements on Form SB-2 previously filed with the Securities & Exchange Commission

The undersigned registrant hereby undertakes:

1.      To file, during  any  period  in which it offers or sells securities, a post-effective amendment to this registration statement to:

        (a)    include  any  prospectus  required  by  Section  10(a)(3) of the

               Securities Act of 1933;

        (b)    reflect   in   the   prospectus  any  facts   or  events  which,

               individually  or together, represent a fundamental change in the

               information   set  forth  in  this  registration  statement; and

               notwithstanding the forgoing, any increase or decrease in volume of  securities offered (if the total dollar  value of securities offered would not exceed  that  which  was  registered)  and any deviation  from  the  low  or  high end of the estimated maximum offering range may be reflected in the form of prospectus  filed with the commission pursuant to Rule 424(b) if,in the aggregate,

               the changes in the volume and price represent no more than a 20%

               change in the maximum aggregate offering price set forth in  the

               "Calculation  of  Registration  Fee"  table   in  the  effective

               registration Statement; and

        (c)    include any additional or  changed  material  information on the plan of distribution.

2.      That, for the purpose of determining any liability under the Securities

        Act, each such   post-effective   amendment shall be deemed to be a new

        registration statement relating to the securities  offered herein,  and the offering of such securities at that time shall  be deemed to be the initial bona fide offering thereof.

3.      To remove from registration by means of a  post-effective amendment any of the securities being  registered  hereby  which remain unsold at the termination of the offering.

4.      That, for determining our liability under the  Securities  Act  to  any purchaser in the initial distribution of the  securities,  we undertake that  in  a  primary  offering  of  our  securities  pursuant  to  this registration statement,  regardless of  the  underwriting  method  used to sell the securities to the purchaser, if  the securities are offered

        or  sold  to  such  purchaser  by  means  of   any  of   the  following

        communications,  we  will  be  a  seller  to the purchaser and will  be considered  to offer or sell such securities to such purchaser:

        (i)    any preliminary prospectus or prospectus  that  we file relating to the  offering required  to  be filed  pursuant  to  Rule  424

               (Section 230.424 of this chapter);

        (ii)   any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

        (iii)  the portion of any other free writing prospectus relating to the offering containing material information about us or our

               securities provided by or on behalf of us; and

        (iv)   any other communication that is an offer in the offering made by us to the purchaser.

Each  prospectus  filed  pursuant  to  Rule  424(b)  as  part of a registration statement relating to an offering, other than  registration  statements relying on Rule 430B or other than prospectuses  filed  in reliance on Rule 430A, shall be deemed to be part of and included in  the  registration  statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement  or made  in  a  document  incorporated  or  deemed  incorporated  by reference  into  the  registration  statement or prospectus that is part of the registration statement will, as to  a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration  statement  or  prospectus  that  was  part  of  the  registration statement or made in any such document immediately prior to such date of  first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the

Securities and Exchange  Commission  such  indemnification  is  against  public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against  such liabilities,  other than the payment by us of expenses incurred or  paid  by  one of our directors,

officers, or controlling persons in the  successful defense of any action, suit or proceeding, is asserted by one of our  directors,  officers,  or controlling person in connection  with the securities being registered, we will,  unless in the opinion  of  its  counsel  the  matter  has  been  settled  by  controlling precedent, submit to a court of  appropriate  jurisdiction the question whether such indemnification is against public policy as expressed  in  the  Securities

Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In  accordance  with  the  requirements  of  the  Securities  Act of 1933,  the registrant certifies that it  has  reasonable  grounds to believe that it meets

all  of  the  requirements  for  filing  on  Form  S-1 and  authorized   this

registration statement  to be  signed  on its  behalf  by the  undersigned,  in the  City  of Irkutsk, Irkutsk Region, Russia, August 13, 2010

                                      Bosco Flooring, Inc.

                                      By: /s/ Alexander Dannikov

                                      ------------------------------

                                      Alexander Dannikov, President, Chief

                                      Executive Officer, Treasurer,

                                      Secretary, principal accounting

                                      officer, principal financial

                                      officer and Director

In  accordance  with  the  requirements  of the  Securities  Act of  1933,  this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                CAPACITY IN WHICH SIGNED              DATE

/s/ Alexander Dannikov   President, Chief Executive        August 13, 2010

----------------------   Officer, Secretary, Treasury,

Alexander Dannikov       principal financial officer

       principal accounting officer

       and Director

                                    EXHIBIT INDEX

Exhibit

Number         Description

 3.1*           Articles of Incorporation

 3.2*           Bylaws

 5.1*           Legal opinion of Daniel C. Masters, with Consent to Use

10.1*           Distribution Agreement

23.1            Consent of Seale & Beers, CPAs

23.2*           Consent to use the name of Legal Counsel in SB-2

* filed as exhibits to our registration statements on Form SB-2 previously filed with the Securities & Exchange Commission